Exhibit 4.6

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 28, 2012, among RYMAN HOSPITALITY PROPERTIES, INC., a Delaware corporation (the “Successor Company”), RHP HOTELS, LLC, a Delaware limited liability company (the “New Guaranteeing Subsidiary”), the other subsidiaries listed on the signature pages hereto (each an “Existing Subsidiary Guarantor” and, with the New Guaranteeing Subsidiary, the “Subsidiary Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, Gaylord Entertainment Company (the “Predecessor Company”), the Existing Subsidiary Guarantors and the Trustee heretofore entered into that certain Indenture dated as of September 29, 2009, as heretofore amended (the “Original Indenture”), governing the Predecessor Company’s 3.75% Convertible Senior Notes due 2014 (the “Notes”); and

WHEREAS, the Predecessor Company has merged with and into the Successor Company, with the Successor Company as the surviving entity; and

WHEREAS, pursuant to Section 5.01(a) of the Original Indenture, the Successor Company has entered into a Supplemental Indenture expressly assuming all of the Predecessor Company’s obligations under the Notes and the Original Indenture; and

WHEREAS, this Supplemental Indenture is permitted under Section 9.01(c) of the Indenture, without the consent of the holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Original Indenture.

2. GUARANTEE OF NOTES. The New Guaranteeing Subsidiary, along with each of the other Subsidiary Guarantors, jointly and severally, and fully and unconditionally, guarantees to each holder of a Note delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the obligations of the Company thereunder, as fully as if each Guaranteeing Subsidiary had executed the Original Indenture.

3. NO OTHER CHANGES. Except as modified and supplemented by this Supplemental Indenture, the Original Indenture shall continue in full force and effect.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

(signature page follows)

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SUCCESSOR COMPANY:

RYMAN HOSPITALITY PROPERTIES, INC.

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Executive Vice President & Chief Financial Officer

NEW GUARANTEEING SUBSIDIARIES:

RHP HOTELS, LLC

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice President

EXISTING SUBSIDIARY GUARANTORS:

CCK HOLDINGS, LLC
COUNTRY MUSIC TELEVISION INTERNATIONAL, INC.
RHP CREATIVE GROUP, INC.
RHP DESTIN RESORTS, LLC
RHP INVESTMENTS, INC.
RHP PROPERTY NH, LLC
GPSI, INC.
GRAND OLE OPRY, LLC
GRAND OLE OPRY TOURS, INC.
OLH HOLDINGS, LLC
OPRYLAND ATTRACTIONS, LLC
OPRYLAND HOSPITALITY, LLC
RHP PROPERTY GT, LLC
OPRYLAND PRODUCTIONS, INC.
OPRYLAND THEATRICALS, INC.

WILDHORSE SALOON ENTERTAINMENT VENTURES, LLC
RHP PARTNER, LLC

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice President

OLH, G.P.

By its General Partners:

RHP Hotels, LLC, a general partner

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice President

OLH Holdings, LLC, a general partner

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice President

RHP PROPERTY GP, LP

By:	Opryland Hospitality, LLC, its general partner

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice President

RHP PROPERTY GT, LP

By:	Opryland Hospitality, LLC, its general partner

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice President

RHP HOTEL PROPERTIES, L.P.

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice President

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President